FACILITY LEASE

         THIS FACILITY LEASE (this "Lease") is made as of the 16th day of December, 1996, by and between The Annapolitan Care Center, Inc., a Maryland corporation, having a business address at 84 North Old Mill Bottom Road, Annapolis, Maryland 21401 ("Landlord"), and CareMatrix of Annapolis, Inc., a Delaware corporation, a wholly-owned subsidiary of CareMatrix Corporation, a Delaware corporation, having a business address at 197 First Avenue, Needharn, Massachusetts 02194 ("Tenant"), and amends and restates in its entirety (i) the Facility Lease between Landlord and Tenant, dated as of December 15, 1996 and
(ii) the First Amendment to that Facility Lease.

         Landlord hereby leases to Tenant and Tenant hereby rents and leases from Landlord all of Landlord's rights and interests in and to the following real and personal property (collectively, the "Leased Property"):

               (a) the real property described in EXHIBIT A attached hereto (the "Land") locally known as 84 North Old Mill Bottom Road containing approximately seven and four tenths (7.4) acres of land;

               (b) all buildings, structures, Fixtures (as hereinafter defined) and other improvements of every kind including, but not limited to, the Facility, alleyways and connecting tunnels, sidewalks, utility pipes, conduits and lines, and parking areas and roadways appurtenant to such buildings and structures presently or hereafter situated upon the Land (collectively, the "Leased Improvements");

               (c) all easements, licenses, permits or approvals, entitlements, privileges, rights of ingress and egress, and all other rights and appurtenances of every nature and description now or hereafter relating to or benefitting any or all of the Land and the Leased Improvements;

               (d) all equipment, machinery, building fixtures, and other items of property (whether realty, personalty or mixed), including all components thereof, now or hereafter located in, on or used in connection with, and permanently affixed to or incorporated into the Leased Improvements, including, without limitation, all furnaces, boilers, heaters, electrical equipment, heating, plumbing, lighting, ventilating, refrigerating, incineration, air and water pollution control, waste disposal, air-cooling and air-conditioning systems and apparatus, sprinkler systems and fire and theft protection equipment, and built-in oxygen and vacuum systems, all of which, to the greatest extent permitted by law, are hereby deemed by the parties hereto to constitute real estate, together with all replacements, modifications, alterations and additions thereto, but specifically excluding all items included within the category of Tangible Personal Property (as hereinafter



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          defined) which are not permanently affixed to or incorporated in the
          Leased Property (collectively, the "Fixtures");

               (e) all Personal Property owned by Landlord which is located on or about the Facility (as defined hereafter) at the Commencement Date. "Personal Property" shall include, but shall not be limited to, the following items; all supplies, resident records, resident trust accounts, furniture, trade fixtures, appliances, equipment, beds, nursing equipment, food service preparation and distribution equipment, housekeeping equipment, maintenance equipment, activities equipment, therapy equipment, policy and procedure manuals, dietary menus, contracts and forms promulgated by Landlord, and in-service training materials, as determined by an inventory conducted by the parties prior to the Commencement Date and as set forth in EXHIBIT B attached hereto and made a part hereof. Except as specifically provided for herein in Section 10, Personal Property shall not include any of the following: all of Landlord's ownership interest in and rights to the accounts receivable from the operation of the Leased Property as they exist at the Commencement Date; Landlord's cash and cash equivalents, including, but not limited to, any bank accounts, reserves or escrowed funds for the repair, maintenance and/or replacement of all or any portion of the Leased Property (by whomever held); all prepayments of the Contracts (as hereinafter defined) and/or insurance on the Leased Property prorated as of the Commencement Date; all insurance on the Leased Property; all refunds or reimbursements of whatever nature or description, including deposits and escrowed funds, which relate to, or are attributable to, or otherwise paid during, the period prior to the Commencement Date; all amounts of any nature or description related to any claim, dispute or litigation to the extent such dispute, claim or litigation is related to the period prior to the Commencement Date; proprietary materials of Landlord respecting its ownership and operation of the Facility prior to the Commencement Date, including, but not limited to, internal financial information.

 1.      REFERENCE DATA.

         Each of the capitalized terms used in this Lease shall have the meaning set forth opposite such term below:

  Accreditation Body:    CARF, JCAHO, Governmental Authorities, and all other
                         Persons having or claiming jurisdiction over the accreditation, certification, evaluation or operation of the Facility.

  Broker:                None.

  CARF:                  The Commission on Accreditation of Rehabilitation
                         Facilities.

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Champus:             The Civilian Health and Medical Program of the Uniform
                     Service, a program of medical benefits covering retirees and dependents of members or former members of a uniformed service provided, financed and supervised by the United States Department of Defense and established by 10 U.S.C. [sec.][sec.]1071 et seq.

Commencement Date:   If the approval of no Governmental Authority is required
                     for the consummation of this Lease and the operation of the Facility by the Tenant, the "Commencement Date" shall be February 1, 1997. If the approval of any Governmental
                     Authority is required for the consummation of this Lease and the operation of the Facility by the Tenant, the "Commencement Date" shall be the first business day following the date upon which all such approvals, permits or licenses required by any Governmental Authority shall have become final upon terms substantially similar to those approvals, permits or licenses which the Landlord has obtained for the operation of the Facility by it.

Contracts:           All agreements (including, without limitation, Provider
                     Agreements, if any, and Resident Admission Agreements), contracts (including, without limitation, construction contracts, subcontracts and architects' contracts,) contract rights, warranties and representations, franchises, and records and books of account benefiting, relating to or affecting the Leased Property or the ownership, construction, development, maintenance, management, repair, use, occupancy, possession, or operation thereof, or the operation of any programs or services in conjunction with the Leased Property and all renewals, replacement and substitutions therefor, now or hereafter issued by or entered into with any Governmental
                     Authority, Accreditation Body or Third Party Payor or maintained or used by the Tenant or entered into by the Tenant with any third Person.

 Excess Gross
 Revenues:          Gross Revenues in excess of the Monthly Revenue
                    Threshold Amount.

 Facility:          The fully licensed domiciliary care facility consisting of
                    60 assisted living beds and 24 specialty care/Alzheimer beds constructed on the Land (together with related parking and other amenities).

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Governmental
Authorities:         Collectively, all agencies, authorities, bodies, boards,
                     commissions, courts, instrumentalities, legislatures, and offices of any nature whatsoever of any government, quasi-government unit or political subdivision, whether with a federal, state, county, district, municipal, city or otherwise and whether now or hereinafter in existence.

Gross
Revenues:            Collectively, all revenues actually received by reason of
                     the operation of the Leased Property, either directly or indirectly received by the Tenant, including, without limitation, all resident revenues received for the use of, or otherwise by reason of, all rooms, units, and other facilities provided, meals served, services performed, space or facilities subleased or goods sold on or from the Leased Property and further including, without limitation, except as otherwise specifically provided below, any consideration received under any subletting, licensing, or other arrangements with any Person relating to the possession or use of the Leased Property and all revenues from all ancillary services provided at or relating to the Leased Property; provided. however, that Gross Revenues shall not include non-operating revenues such as interest income or gain from the sale of assets not sold in the ordinary course of business, and provided, further, that there shall be excluded or deducted (as the case may be) from such revenues:

                     (i)   all proper resident billing credits and adjustments,

                     (ii) federal, state or local sales, use, gross receipts and excise taxes and any tax based upon or measured by said Gross Revenues which is added to or made a part of the amount billed to the patient or other recipient of such services or goods, whether included in the billing or stated separately,

                     (iii) the cost of any federal, state or local governmental program imposed specifically to provide or finance indigent patient care (other than Medicare, Medicaid and the like), and

                     (iv)  deposits refundable to residents of the Facility.

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HUD:                The United States Department of Housing and Urban
                    Development.

Impositions:        All real estate taxes, charges, and assessments,
                    extraordinary as well as ordinary, levied, imposed or assessed for a particular fiscal year during the Term of this Lease by Governmental Authorities upon or attributable to the Leased Property.

Indebtedness:       The total of all obligations of a Person, whether current or long-term, which in accordance with GAAP would be included as liabilities upon such Person's balance sheet at the date as of which Indebtedness is to be determined, and shall also include (i) all capital lease obligations and (ii) all guarantees, endorsements (other than for collection of instruments in the ordinary course of business), or other arrangements whereby responsibility is assumed for the obligations of others, whether by agreement to purchase or otherwise acquire the obligations of others, including any agreement contingent or otherwise to furnish funds through the purchase of goods, supplies or services for the purpose of payment of the obligations of others.

Insured Mortgage:   A mortgage, indenture or deed of trust securing
                    notes, bonds, or other credit instruments which create a first priority lien against the Leased Property and which is insured by HUD pursuant to 12 U.S.C. [sec.]1715(w) or any successor statute thereto.


JCAHO:              The Joint Commission on Accreditation of Health Care
                    Organizations.


 Landlord's
 Mailing
 Address:          The Annapolitan Care Center, Inc.
                   c/o Robert J. Test
                   5845 Richmond Highway, Suite 300
                   Alexandria, VA 22303

 Lease Year:       A period of twelve (12) consecutive calendar months
                   commencing on the Commencement Date or the first day of the month in which the Commencement Date occurs if the Commencement Date is any day other than the first day of a month, and then each consecutive twelve (12) month period occurring thereafter during the Term of this Lease.

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Legal
Requirements:        Collectively, all statutes, ordinances, by-laws, codes,
                     rules, regulations, restrictions, orders, judgments, decrees and injunctions (including, without limitation, all applicable building, health code, zoning, subdivision, and other land use and assisted living licensing statutes, ordinances, by-laws, codes, rules and regulations), whether now or hereafter enacted, promulgated or issued by any Governmental Authority, affecting the Tenant, or the Leased
                     Property or the ownership, construction, development, maintenance, management, repair, use, occupancy, possession or operation thereof or the operation of any programs or services in connection with the Leased Property.

Managed
Care Plans:         All health maintenance organizations, preferred provider
                    organizations, individual practice associations, competitive medical plans, and similar arrangements.

Medicaid:           The medical assistance program established by Title XIX of the Social Security Act (42 U.S.C. [sec.][sec.]1396 et seq.)
                    and any statute succeeding thereto.

Medicare:           The health insurance program for the aged and disabled
                    established by Title XVIII of the Social Security Act (42
                    U.S.C. [sec.][sec.] 1395 et seq.) and any statute succeeding thereto.

Monthly Revenue
Threshold  Amount:  For the period commencing on the first day of the month in which the sixth month anniversary of the Commencement Date occurs and ending on the day of the month immediately prior to the month in which the thirtieth month anniversary of the Commencement Date occurs, the Monthly Revenue Threshold Amount shall be Two Hundred Thirty Five Thousand Dollars ($235,000.00) plus five times (5x) the Tenant's Additional Contribution to the Reserve Account. For the period commencing on the first day of the month in which the thirtieth month anniversary of the Commencement Date occurs and thereafter for the remainder of the Term, the Monthly Revenue Threshold Amount shall be Two Hundred Twenty Five Thousand Dollars ($225,000.00) plus five times (5x) the Tenant's Additional Contribution to the Reserve Account.

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Officer's
Certificate:        A certificate of the Tenant signed on behalf of the Tenant by the Chairman of the Board of Directors, the President, any Vice President or the Treasurer of the Tenant, or another officer authorized to so sign by the Board of Directors or By-Laws of the Tenant, or any other Person whose power and authority to act has been authorized by delegation in writing by any of the Persons holding the foregoing offices.

Permitted Use:      The use of the Facility as a domiciliary care facility
                    consisting of sixty (60) assisted living units and twenty-four (24) specialty care/Alzheimer's units or such additional number of units as may hereafter be permitted under this Lease or such ancillary uses as are permitted by law.

Person: Any individual, corporation, general partnership, joint venture, stock company or association, company, bank, trust, trust company, land trust, business trust, unincorporated organization, unincorporated association, Governmental Authority or other entity of any kind or nature.

Provider
Agreements:         All participation, provider and reimbursement agreements or arrangements now or hereafter in effect for the benefit of the Tenant or any sublessee in connection with the operation of the Facility relating to any right of payment or other claim arising out of or in connection with the Tenant's or such sublessee's participation in any Third Party Payor
                    Program.

Rent: Collectively, the Base Rent, the Additional Rent, the Additional Charges and all other sums payable under this Lease.

Resident
Admission
Agreements:         All contracts, agreements and consents executed by or on
                    behalf of any resident or other Person seeking services at the Facility, including, without limitation, assignments of benefits and guarantees.

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 Subsidiary or
 Subsidiaries:      With respect to any Person, any corporation or other entity of which such Person, directly, or indirectly, through another entity or otherwise owns, or has the right to control or direct the voting of, fifty percent (50%) or more of the outstanding capital stock or other ownership interest having general voting power (under ordinary circumstances).

 Tangible
 Personal
 Property:          All machinery, equipment, furniture, furnishings, movable
                    walls or partitions, computers or trade fixtures, goods, inventory, supplies, and other personal property owned or leased (pursuant to equipment leases) by the Tenant and used in connection with the operation of the Leased Property.

Tenant's Additional
Contributions to
Reserve Account:    As defined in Section 10.3.

Tenant's
Mailing Address:    197 First Avenue
                    Needham, MA 02194
                    Attn: Robert M. Kaufman, President
                          James M. Clary III, Esq.

Third Party
Payor Programs:     Collectively, all Third Party Payor Programs in which the
                    Tenant or any sublessee presently or in the future may participate, including without limitation, Medicare,
                    Medicaid, Champus, Blue Cross and/or Blue Shield, Managed
                    Care Plans, other private insurance plans and employee assistance programs.

Third
Party Payors:       Collectively, Medicare, Medicaid, Blue Cross and/or Blue
                    Shield, private insurers and any other Person which presently or in the future maintains Third Party Payor
                    Programs.

2. LEASE TERM; EXTENSIONS.


         2.1 Term. The term of this Lease shall be for a period of five (5) years commencing on the Commencement Date and ending on the last day of the month immediately prior to the month in which the fifth (5th) anniversary of the Commencement Date occurs (the "Term").

         2.2 Extension Rights. Provided there is not then an Event of Default hereunder or at the commencement of the relevant Option Term, Tenant shall have the right to extend the Term for seven (7) five-year extension periods (collectively, the "Option Terms" and individually, an "Option Term") upon the following terms and conditions:

                  2.2.1 Tenant must notify Landlord of its election to extend the Term for each of the Option Terms on or before one hundred eighty (180) days prior to the date on which the original Term or then current Option Term, as the case may be, expires.

                  2.2.2 Tenant shall only have the right to extend the Term for the fifth, sixth and seventh Option Terms if the deed of trust or mortgage creating a lien against the Leased Premises of record at the time the option is exercised is an Insured Mortgage. If such mortgage is not an Insured Mortgage at the time such option is exercised, Tenant shall not have the option to extend for such Option Term.

                  2.2.3 All provisions of this Lease shall remain in effect during each of the Option Terms except the right to extend as set forth in this
Section 2.2, it being agreed that there are no further rights of extension after the second Option Term. Unless expressly stated herein to the contrary, all references in this Lease to the "Term" shall include the Option Terms when and if Landlord receives Tenant's notice of election to extend the Term as herein provided.

3. RENT.

         3.1 Base Rent. Tenant shall pay to Landlord rent ("Base Rent") equal to Seven Hundred Seventy Four Thousand and 00/100 Dollars ($774,000.00) per year, payable in advance on the first day of each calendar month during the Term in equal monthly installments of Sixty Four Thousand Five Hundred and 00/100 Dollars ($64,500.00).

         3.2 Additional Rent. In addition to the Base Rent, Tenant shall pay to Landlord additional rent (the "Additional Rent") in an amount equal to twenty percent (20%) of Excess Gross Revenues for each calendar year during the Term. Additional Rent shall accrue commencing on the Commencement Date, and shall be payable during the Term, monthly in arrears, commencing on July 15, 1997 and there shall be an annual reconciliation as provided below.

         3.3 Calculation and Payment of Additional Rent; Annual Reconciliation.

                  3.3.1 Estimates and Payments. Commencing on January 1, 1998, Additional Rent to be paid during each calendar year during the Term shall be estimated by Tenant at the beginning of each calendar year for which it is payable (and in no event shall such estimate be less than the Additional Rent payable for the prior calendar year), and shall be paid monthly in arrears based on such estimate, to be adjusted at the end of each such year based on the actual Excess Gross Revenues during that calendar year. In addition, on the Commencement Date, Tenant shall estimate the Additional Rent to be paid for the period from (and including) the Commencement Date through (and including) December 31, 1997. Additional Rent due for any portion of any calendar year shall be prorated accordingly. Notwithstanding the foregoing, on a monthly basis, with the prior consent of Landlord, Tenant may also adjust the monthly payments of Additional Rent to be made hereunder based upon a comparison of (a) the actual Gross Revenues generated by the Leased Property during the applicable month and (b) the original estimate of Additional Rent for the applicable calendar year prepared by Tenant and the amount of Additional Rent already paid by Tenant pertaining to the applicable calendar year.

                  3.3.2 Annual Statement. In addition, on or before the first day of April of each year following any calendar year for which Additional Rent is payable hereunder, Tenant shall deliver to Landlord an Officer's Certificate, reasonably acceptable to Landlord and certified by the chief financial officer of Tenant, setting forth the Gross Revenues for the immediately preceding calendar year.

                  3.3.3 Deficits. If the Additional Rent, as finally determined for any calendar year (or portion thereof), exceeds the sum of the monthly payments of Additional Rent previously paid by Tenant with respect to said calendar year, within thirty (30) days after such determination is required to be made hereunder, Tenant shall pay such deficit to Landlord and, if the deficit exceeds ten percent (10%) of the Additional Rent which was previously paid to Landlord with respect to said calendar year, then Tenant shall also pay Landlord interest on such deficit at the rate of twelve percent (12%) per annum from the applicable monthly date that such payment should have originally been made by Tenant to the date that Landlord receives such payment.

                  3.3.4 Overpayments. If the Additional Rent, as finally determined for any calendar year (or portion thereof), is less than the amount previously paid with respect thereto by Tenant, and if no Event of Default exists, Tenant shall notify Landlord either (a) to pay to Tenant an amount equal to such difference or (b) to grant Tenant a credit against Additional Rent next coming due in the amount of such difference.

                  3.3.5 Final Determination. The obligation to pay Additional Rent shall survive the expiration or earlier termination of the Term (as to Additional Rent payments that are due and payable with respect to periods prior to the expiration or earlier termination of the Term and during any periods that Tenant remains in possession of the Leased Property), and a final reconciliation.

         3.4 Confirmation and Audit of Additional Rent.

                  3.4.1 Maintain Accounting Systems. Tenant shall utilize, or cause to be utilized, an accounting system for the Leased Property on a cash basis which will accurately record all Gross Revenues. Tenant shall retain, for at least three (3) years after the expiration of each calendar year (and in any event until the final reconciliation described above has been made), adequate records conforming to such accounting system showing all Gross Revenues for such calendar year.

                  3.4.2 Audit By Landlord. Landlord, at its own expense except as provided hereinbelow, shall have the right from time to time to have its accountants or representatives audit the information set forth in the Officer's Certificate referred to in Section 4.2 and in connection with such audits, to examine Tenant's records with respect thereto (including supporting data, income tax and sales tax returns), subject to any prohibitions or limitations on disclosure of any such data under applicable law or regulations, including without limitation, any duly enacted "Patients' Bill of Rights" or similar legislation, including such limitations as may be necessary to preserve the confidentiality of any Facility-patient relationship and any physician-patient privilege.

                  3.4.3 Deficiencies and Overpayments. If any such audit discloses a deficiency in the reporting of Gross Revenues and either Tenant agrees with the result of such audit or the matter is compromised, Tenant shall forthwith pay to Landlord the amount of the deficiency in Additional Rent which would have been payable by it had such deficiency in reporting Gross Revenues not occurred, as finally agreed or determined, together with interest on the Additional Rent which should have been payable by it, calculated at the rate of twelve percent (12%) per annum, from the date when said payment should have been made by Tenant to the date that Landlord receives such payment. Notwithstanding anything to the contrary herein, with respect to any audit that is commenced more than two (2) years after the date Gross Revenues for any calendar year are reported by Tenant to Landlord, the deficiency, if any, with respect to Additional Rent shall bear interest as permitted herein only from the date such determination of deficiency is made, unless such deficiency is the result of gross negligence or willful misconduct on the part of Tenant. If any audit conducted for Landlord pursuant to the provisions hereof discloses that (a) the Gross Revenues actually received by Tenant for any calendar year exceed those reported by Tenant by more than ten percent (10%), Tenant shall pay the reasonable cost of such audit and examination or (b) Tenant has overpaid Additional Rent, and if no Event of Default exists, Landlord shall so notify Tenant and Tenant shall direct Landlord either (i) to refund the overpayment to Tenant or (ii) grant a credit against Additional Rent next coming due in the amount of such difference.

                  3.4.4 Survival. The obligations of Landlord and Tenant contained in this Section shall survive the expiration or earlier termination of this Lease

         3.5 Purchase of Personal Property. The Landlord shall cause Robert J. Test ("Mr. Test") to convey to the Tenant for the purchase price of Three Hundred and Twenty-Five

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Thousand Dollars all personal property currently used in connection with the operation of the Facility which is not owned by the Landlord, nor subject to the lien of the HUD Mortgage (as hereinafter defined).

         3.6 Limited Setoff Rights. In the event (a) the Landlord fails to make any payments to HUD under either the HUD Mortgage or the Regulatory Agreement (as defined in Section 10.1 below) or the Tenant is otherwise required to make payments under Section 10.5 below beyond those payments which the Tenant is expressly and specifically required to make pursuant to sections of the Lease other than said Section 10.5 or (b) the Landlord has failed to make payment(s) to any other third party in connection with the Leased Property such that Tenant reasonably determines its use and enjoyment of the Leased Property may be impaired in some material way by Landlord's failure to make payment(s), and the Tenant makes any such payment(s) described in (a) or (b) above, the Tenant may thereafter setoff against the Rent next coming due the full amount of any payment(s) so made by the Tenant. However, the Tenant will give the Landlord at least fifteen (15) days prior notice of its intention to make any such payment(s). Further, in the event the Tenant reasonably determines that such right of setoff is not available to it in any practical sense (for example, the exercise of the right of setoff will simply create other defaults under the HUD Mortgage or Regulatory Agreement and so the Tenant will not be able to effectively preserve the Lease by making such payments and then exercising its setoff rights), then the Tenant may elect not to make any of the payment(s) described above and terminate this Lease as an alternative to making such payments.

4. ADDITIONAL CHARGES.

         4.1 Additional Charges. Subject to the rights to contest as set forth below, in addition to Base Rent and Additional Rent, the Tenant will also pay and discharge as and when due and payable (a) all Impositions before any fine, penalty interest or cost may be added for non-payment, such payments to be made directly to the taxing authority where feasible; (b) all charges for electricity, power, gas, oil, water, telephone and other utilities used in the Leased Property during the Term; and (c) all other amounts, liabilities and obligations which the Tenant assumes or agrees to pay under this Lease (collectively, "Additional Charges"). To the extent that the Tenant pays any Additional Charges to the Landlord pursuant to any requirement of this Lease, the Tenant shall be relieved of its obligation to pay such Additional Charges to any other Person to which such charges would otherwise be due. Impositions shall be prorated should this Lease be in effect with respect to only a portion of any fiscal year to which such Impositions relate.

         4.2 Installment Election. If any such Imposition may, at the option of the taxpayer, lawfully be paid in installments (whether or not interest shall accrue on the unpaid balance of such Imposition), the Tenant may exercise the option to pay the same (and any accrued interest on the unpaid balance of such Imposition) in installments and, in such event (unless Tenant is making monthly deposits with the Landlord in accordance with Section 4.6 hereof), shall pay such installments during the Term hereof (subject to the Tenant's right to contest set forth below) as the same respectively become due and before any fine, penalty, premium, future interest or cost may be added thereto.

         4.3 Refunds. Any refund due from any taxing authority in respect of any Imposition paid by the Tenant shall be paid over to or retained by the Tenant.

         4.4 Protest. Upon giving notice to the Landlord, at the Tenant's option and sole cost and expense, the Tenant may contest, protest, appeal or institute such other proceedings as the Tenant may deem appropriate to effect a reduction of any Imposition and the Landlord, at the Tenant's cost and expense as aforesaid, shall cooperate in a reasonable manner with the Tenant in connection with such protest, appeal or other action.

         4.5 Notice of Impositions. The Landlord shall give prompt notice to the Tenant of all Impositions payable by the Tenant hereunder of the Landlord at any time has knowledge, but the Landlord's failure to give any such notice shall in no way diminish the Tenant's obligation hereunder to pay such Impositions.

         4.6 Escrow Account for Impositions and Insurance Premiums.

                  4.6.1 Tenant shall deposit with Landlord on the first day of each calendar month during the Term, actual amounts if known, and, if not known, then as reasonably estimated by Landlord to be sufficient to pay in full the amounts of all Impositions and the premiums for the insurance required in
Section 17 hereof (the "Insurance Premiums") at least thirty (30) days prior to the due date of such Impositions and Insurance Premiums.

                  4.6.2 The sums deposited by Tenant hereunder shall be held by Landlord in a segregated interest bearing account and shall be applied in payment of such Impositions and Insurance Premiums prior to the final date such items can be paid without interest or penalty, provided Tenant shall timely furnish to Landlord bills for such Impositions and Insurance Premiums.

                  4.6.3 If for any reason the sums on deposit with Landlord shall not be sufficient to pay an Imposition or Insurance Premium as required herein, then Tenant shall, within ten (10) days after demand by Landlord, deposit sufficient sums so that Landlord may pay such Imposition or Insurance Premium in full, together with any penalty and interest thereon. Landlord may change its estimate of Impositions or Insurance Premiums for any period on the basis of a change in an assessment or tax rate or on the basis of a prior miscalculation or for any other reason, in which event Tenant shall deposit with Landlord within ten (10) days after demand the amount of any excess of the deposits which would theretofore have been payable under the revised estimate over the sums actually deposited. The excess of any deposits made by Tenant over the payments actually made by Landlord for Impositions or Insurance Premiums shall continue to be held by Landlord for subsequent payments of Impositions or Insurance Premiums. Upon the expiration of the Term of this Lease, any sums held by Landlord hereunder shall be refunded to Tenant.

         4.7 Net Lease. The Rent shall be paid absolutely net to the Landlord, so that this Lease shall yield to the Landlord the full amount of the installments of Base Rent and the payments of Additional Rent and Additional Charges throughout the term.

5. WARRANTIES AND COVENANTS.

         5.1 Landlord Warranties. Landlord represents and warrants to Tenant as of the date hereof and as of the Commencement Date the following:

         (a) Landlord is duly organized and a validly existing corporation in good standing in the State of Maryland and is qualified to do business in the State of Maryland. Landlord has full power and authority to execute and delivery this Lease, and to carry on its business as presently conducted.

         (b) Landlord has the complete and unrestricted power to enter into this Lease and perform its obligations hereunder. The Lease when executed and delivered by Landlord, constitutes the valid and legally binding obligation of Landlord, enforceable against Landlord in accordance with its term; subject to
(i) applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the rights of creditors generally and (ii) the exercise of judicial discretion in accordance with general principles of equity.

         (c) To the best information, knowledge and belief of Landlord, there is no deficiency (or defect) in or relating to the Leased Property which adversely effects (or with the passage of time, would adversely effect) the Facility licenses or the certification of the Facility, and all necessary utilities, including without limitation, gas, electricity, telephone, sewer and water have been installed in the Facility and all such utilities are currently in service and adequate for the operation of the Facility.

         (d) Landlord is not a party to any litigation, proceeding or controversy pending before any court or administrative agency or, to Landlord's knowledge, threatened against Landlord, nor is Landlord in receipt of any inquiry, notice, citation, investigation or complaint from any governmental agency or department, which might materially adversely affect Landlord's ability to enter into and/or perform its obligations under this Lease, nor does Landlord have any knowledge of any occurrence or condition that might properly constitute a basis for such litigation, proceeding or controversy or such inquiry, notice, citation, investigation or complaint, as the case may be other than those items listed on EXHIBIT C attached hereto and made a part hereof.

         (e) Neither the execution or delivery, nor performance of this Lease or the other agreements contemplated herein in accordance with their respective terms, does or will, after the giving of notice, the lapse of time or otherwise, conflict with, result in a breach of, or constitute a default under, the Charter or bylaws of Landlord or to the knowledge of Landlord constitute a default under any Contract or other agreement to which Landlord is a party (except those for which consent has been or will be obtained by the Commencement Date) or by which Landlord is bound, or of any federal or state law, statute, ordinance, rule or regulation, or of any court or administrative order or process.

          (f) Landlord is not a party to, subject to or bound by, any agreement, judgment, order, writ, injunction or decree of any court or governmental body which could prevent the consummation of the transactions contemplated herein. To the knowledge of Landlord, no applicable federal, state or local law or ordinance prevents or prohibits the consummation of the transactions contemplated herein or necessitates any filing or the taking of any action by Landlord, other than actions that have been or will be taken prior to the Commencement Date, as contemplated herein.

          (g) Each of the Contracts are in full force and effect, and, to the information, knowledge and belief of Landlord, no default, or event which with notice or passage of time would constitute a default, has occurred and is continuing thereunder. Landlord has delivered true and correct copies of the Contracts and any amendments thereto to Tenant.

          (h) Landlord has provided to Tenant accurate information regarding all of the employees of Landlord at the Facility and a schedule of their respective job descriptions, rates of pay, length of employment and a description of their respective employee benefits. There are no accrued pension plan or other benefits for any employees of Landlord at the Facility, nor are there any labor union contracts or collective bargaining agreements at or relating to the Facility. Landlord has not received any notice that a representative petition has been filed by any labor organization with the National Labor Relations Board relating to the employees of the Facility, nor is the administrator of the Facility aware of any union organizing activity at or relating to the Facility.

          (i) Landlord has not, nor to Landlord's information, knowledge and belief, has any other person ever caused or permitted any Hazardous Materials to be placed, held, located or disposed of on, under or at the Facility and to Landlord's information, knowledge and belief, no real property constituting a portion of the Facility or the Leased Property has ever been used as a dump site or storage site (whether permanent or temporary) for any Hazardous Materials. Landlord has or has contracted for services of third parties to properly dispose of and stored all Hazardous Materials used or handled in the conduct of its business and Landlord has not disposed of, stored, handled or used any Hazardous Materials in any manner which would give rise to or result in any violation of any Legal Requirement.

          (j) The Facility has all licenses for the operation of a domiciliary care facility.

          (k) Landlord has filed (or will file) all sales and use tax, provider tax and unemployment tax returns required to be filed by Landlord relating to the Facility for all taxable periods ending on or before the Commencement Date and Landlord has paid (or will timely pay) all such taxes for which Landlord may be statutorily liable. Landlord agrees to file all tax returns required to be filed with respect to its operation of the Facility prior to the Commencement Date and shall pay any and all taxes due as a result thereof.

         5.2 Tenant's Warranties. Tenant hereby represents and warrants to Landlord as of the date hereof and as of the Commencement Date the following:

         (a) Tenant is a duly organized and validly existing corporation, in good standing in the State of Delaware and is qualified to do business in the State of Maryland. Tenant has full power and authority to execute and deliver this Lease and to carry on the business contemplated by this Lease.

         (b) Tenant has the complete and unrestricted corporate power to enter into this Lease and perform its obligations hereunder. The Lease, when executed and delivered by Tenant, constitutes the valid and legally binding obligation of Tenant, enforceable against Tenant in accordance with its terms; subject to (i) applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the rights of creditors generally and (ii) the exercise of judicial discretion in accordance with general principles of equity.

         (c) Neither the execution or delivery, nor performance of this Lease or the other agreements contemplated herein in accordance with their respective terms, does nor will, after the giving of notice, the lapse of time or otherwise, conflict with, result in a breach of, or constitute a default under, the charter or bylaws of Tenant or to the knowledge of Tenant constitute a default under any contract or other agreement to which Tenant is a party (except those for which consent has been or will be obtained by the Commencement Date) or by which Tenant is bound, or of any federal or state law, statute, ordinance, rule or regulation, or of any court or administrative order or process.

         (d) Tenant is not a party to, subject to or bound by, any agreement, judgment, order, writ, injunction or decree of any court or governmental body which could prevent the consummation of the transactions contemplated herein. To the knowledge of Tenant, no applicable federal, state or local law or ordinance prevents or prohibits the consummation of the transactions contemplated herein or necessitates any filing or the taking of any action by Tenant, other than actions that have been or will be taken prior to the Commencement Date, as contemplated herein.

 6.      [Intentionally Omitted.]

 7.      UTILITIES; TRASH REMOVAL.

         7.1 Tenant's Direct Payment to Utility Providers. Tenant shall pay directly to the relevant provider, as they become due, all bills for utilities (whether they are used for furnishing heat or other purposes) that are furnished directly to the Leased Property.

         7.2 Tenant's Obligations Regarding Additional Utilities. Landlord warrants and represents to Tenant that the following utilities are presently available to the Leased Property: water, sewer, gas, electricity, cable television and telephone. Landlord shall have no obligation to provide utilities or equipment other than the utilities and equipment within the Leased Property as of the Commencement Date of this Lease. In the event Tenant requires additional utilities or equipment or utilities of greater capacity, the installation and maintenance thereof shall be Tenant's sole obligation and shall be performed at Tenant's sole cost and expense, provided that such installation shall be subject to the prior written consent of Landlord.

         7.3 Trash Removal. Trash generated in the ordinary course of business by Tenant shall be deposited in dumpster(s) and the cost of the dumpster(s) and removal of trash from the dumpster(s) shall be the responsibility of Tenant. It shall be the sole responsibility of Tenant to segregate any and all hazardous and/or medical waste from the trash deposited in such dumpster and to have such hazardous and/or medical waste also removed at its own cost and expense from the Leased Property by a licensed contractor in accordance with all applicable laws as more fully detailed in Section 9.5 below.

8. BROKERAGE.

         Tenant warrants that it has dealt with no broker in connection with this Lease other than the Broker or Brokers named in Section 1 above and agrees to defend and indemnify Landlord against any claim, loss, damage, cost or expense (including, without limitation, reasonable attorney's fees) incurred by Landlord on account of any breach of such warranty. Landlord warrants that it has dealt with no broker in connection with the consummation of this Lease except the Broker or Brokers named in Section 1 above, and agrees to indemnify Tenant against any claim, loss damage, cost or expense (including, without limitation, reasonable attorney's fees) incurred by Tenant on account of any breach of such warranty.

9. USE OF LEASED PROPERTY; COMPLIANCE WITH LAWS AND FIRE INSURANCE REQUIREMENTS; HAZARDOUS MATERIALS.

         9.1 Use of Leased Property. Tenant acknowledges that no trade or occupation shall be conducted in the Leased Property or use made thereof other than the Permitted Use.

         9.2 Compliance with Laws. Tenant, at its sole expense, shall comply with all laws, rules, orders and regulations of federal, state, county, and municipal authorities (collectively, "Governmental Regulations"), and with any direction of any public officers pursuant to law, which impose any duty upon Landlord or Tenant with respect to the Leased Property.

         9.3 No Nuisance or Other Harmful or Disruptive Activity. Tenant shall not perform any acts or carry on any practices which may injure any part of the Leased Property, the Property or common areas, violate any certificate of occupancy affecting the same, constitute a public or private nuisance or a menace to other tenants on the Property, produce undue noise, create obnoxious fumes or other odors.

         9.4 Compliance with Fire Insurance Requirements. Tenant shall not permit any use of the Leased Property which will make voidable any insurance on the Leased Property or which shall be contrary to any law.

         9.5 Hazardous Materials. Tenant shall not permit the emission, release, threat of release or other escape of any Hazardous Materials so as to adversely affect in any manner, even temporarily, any element or part of the Leased Property. Tenant shall not use, generate, store or dispose of Hazardous Materials in or about the Leased Property, or dump, flush or in any way introduce Hazardous Materials into sewage or other waste disposal systems serving the Leased Property (nor shall Tenant permit or suffer any of the foregoing), in any manner not in full compliance with all applicable federal, state and local statutes, laws, codes, ordinances, by-laws, rules and regulations for the use, generation, storage and disposal of Hazardous Materials.

         Tenant will indemnify, defend and hold Landlord harmless from and against all claims, loss, costs and expenses (including, without limitation, reasonable attorneys' fees and disbursements, diminution in the value of the Leased Property, costs incurred in connection with any investigation of site conditions or any clean-up or remedial work required by any federal, state or local governmental agency) incurred as a result of any breach of Tenant's covenants in the first paragraph of this Section by Tenant or Tenant's contractors, licensees, invitees, agents, servants or employees. Without limiting the foregoing, if the presence of any Hazardous Materials in, on or under the Leased Property caused or permitted by Tenant results in any contamination of the Leased Property or the Property, Tenant shall promptly take all actions at its sole expense as are necessary to return the Leased Property to the condition existing prior to the introduction of any such Hazardous Material by Tenant, provided that Landlord's approval of such action shall first be obtained, which approval shall not be unreasonably withheld so long as such actions would not potentially have any material adverse long-term or short-term effect on the Leased Property.

         Landlord will indemnify, defend and hold harmless Tenant from and against all claims, loss, cost and expenses (including, without limitation, reasonable attorneys fees and disbursements) incurred by Tenant as a result of Hazardous Materials existing in, on or under the Leased Property as of the date of this Lease.

         The obligations of Tenant and Landlord in this Section shall survive the expiration or earlier termination of this Lease and any transfer of title to the Leased Property, whether by sale, foreclosure, deed in lieu of foreclosure or otherwise.

         For purposes of this Lease, "Hazardous Materials" means, collectively, any animal wastes, medical waste, blood, biohazardous materials, hazardous waste, hazardous substances, pollutants or contaminants, oils, radioactive materials, asbestos in any form or condition, or any pollutant or contaminant or hazardous, dangerous or toxic chemicals, materials or substances within the meaning of any applicable federal, state or local law, regulation, ordinance or requirement relating to or imposing liability or standards of conduct concerning any such substances or materials on account of their biological, chemical, radioactive, hazardous or toxic nature, all as now in effect or hereafter from time to time enacted or amended.

10. HUD-RELATED PROVISIONS. For as long as the Regulatory Agreement (defined below) and the HUD Mortgage (defined below) remain in effect with respect to the Leased Property, the following terms and conditions shall be part of this Lease (although the second sentence of Section 10.4 should continue in effect until satisfied by Landlord):

          10.1 Regulatory Agreement. The Landlord has executed a Regulatory Agreement with HUD dated June 30, 1994, attached hereto as EXHIBIT D and Tenant and HUD will also execute a Regulatory Agreement relating to the Leased Property (collectively, the "Regulatory Agreement") which is hereby incorporated into this Lease. In the event of any inconsistency between the terms of this Lease and the Regulatory Agreement, the terms of the Regulatory Agreement supersede and control the terms of this Lease. The Landlord agrees to continue to be obligated by and to fully comply with the Regulatory Agreement executed by Landlord, any deed of trust or mortgage currently encumbering the Leased Property in favor of HUD (the "HUD Mortgage"), and all applicable Federal Housing Authority laws, statutes, rules, regulations, orders and decrees.

          10.2 Landlord's Contribution to the Reserve Account. The Landlord represents that as of the Commencement Date, it shall have funded no less than Sixty Eight Thousand Nine Hundred Forty Dollars ($68,940.00) (the "Landlord's Contribution") towards the monthly replacement reserve required by the HUD Mortgage (the "Reserve Account").

          10.3 Tenant's Contribution to the Reserve Account. The Tenant covenants that on the Commencement Date, it will fund an additional Sixty Eight Thousand Nine Hundred Forty Dollars ($68,940.00) towards the Reserve Account, such that the Reserve Account shall have a balance of no less than One Hundred Thirty-Nine Eight Hundred Eighty Thousand Dollars ($139,880.00) (the "Opening Balance"). In the event that during the term of this Lease, HUD requires any additional amounts to be funded towards the Reserve Account in excess of the Opening Balance, which additional contributions are not in replacement of funds used for the repair or maintenance of the Property or the Facility during the term of the Lease, but are in addition thereto, the Tenant shall be responsible for making such required contributions (the sum of all such contributions being referred to herein as the "Tenant's Additional Contribution to the Reserve Account").

          10.4 The Reserve Account. On the Commencement Date, the Tenant shall pay to the Landlord an amount equal to the Landlord's Contribution less Twenty Thousand Dollars ($20,000.00). Upon payment of such amount to the Landlord, the then entire balance of the Reserve Account, including all accrued interest shall be deemed to be held for the Tenant's benefit and account, subject to the Regulatory Agreement and the HUD Mortgage. Upon the termination of this Lease (or termination of the Regulatory Agreement and HUD Mortgage, if earlier), Landlord shall pay to Tenant an amount equal to the entire unexpended balance of the Reserve Account, including all accrued interest, less Tenant's Additional Contribution to the

Reserve Account, provided that the Tenant has maintained the Leased Property in accordance with the terms and conditions of this Lease. If the Tenant has not so maintained the Leased Property, an amount necessary to bring the Leased Property to the condition required under the terms of this Lease shall be deducted from the Reserve Account and paid to Landlord. Any funds remaining thereafter shall be paid to Tenant.

          10.5 Payments Sufficient to Meet HUD Obligations. Subject to Tenant's termination rights stated in Section 3.6 below, Tenant shall make such payments under this Lease, either by virtue of payment of Rent to Landlord and the other payments to third parties required by this Lease, as are necessary to assure that all obligations owed to HUD under the HUD Mortgage and the Regulatory Agreement (including mortgage payments, payments to reserve for taxes, insurance, mortgage insurance, payments for the reserve for replacement and maintenance of the Leased Property) can be satisfied. However, Tenant's agreements in this Section 10.5 are subject to the express condition that there shall be no amendment to the HUD Mortgage or Regulatory Agreement which increases in any way the obligations and burdens of Landlord or Tenant, without the express written approval of Tenant.

          10.6 Assignment or Subleasing. There shall be no assignment of this Lease, nor subleasing of the Leased Premises without the prior consent of HUD. However, it is understood and agreed that agreements by which residents of the Leased Premises occupy beds or units within the Leased Premises shall not constitute a sublease for purposes of this Section.

          10.7 Alterations to Leased Premises. Tenant shall not remodel or reconstruct or add to the Leased Premises in any material way nor demolish any material part of the Leased Premises without the prior consent of HUD.

          10.8 Subordinate Status of Lease. The Tenant agrees that all of its rights and benefits under this Lease are subordinate and subject to the rights of HUD under the HUD Mortgage and the Regulatory Agreement.

          10.9 Termination of Lease Due to Violation of Regulatory Agreement. Provided that the Tenant has received at least thirty (30) days prior written notice from HUD and an opportunity to cure the default in question, HUD may terminate this Lease on account of any default of the provisions contained in the Regulatory Agreement.

          10.10 Fidelity Bond. The Tenant shall maintain a fidelity bond in the amount of two months worth of potential collections from the residents at the Leased Property.

          10.11 Accounting. The Tenant shall keep its books relating to the Leased Property on an accrual basis.

11. MAINTENANCE; REPAIRS.

          11.1 Tenant's Obligations. Tenant shall, at Tenant's sole cost and expense, (a) maintain and keep in good repair, good working order and free of litter and refuse the interior of the Leased Property and make any and all repairs and replacements thereto as and when required, ordinary or extraordinary, foreseeable or unforeseeable, including, but not limited to, the maintenance, repair and replacement of any and all furnishings, fixtures, leasehold improvements, exterior entrances, windows, plate glass, electrical wiring, lighting fixtures, heating or plumbing fixtures, pipes, air conditioning or heating components contained within the Leased Property or exclusively serving the Leased Property, but specifically excluding any repairs or replacements required by damage from fire or other casualty (except that Tenant shall be fully liable and responsible to Landlord for the deductible amount of any insurance if such damage is caused by Tenant or Tenant's agents, employees or contractors); (b) keep unclogged and in good repair all drains, traps and sewer pipes and maintain and leave same in good working order; and (c) periodically repaint and redecorate the Leased Property as and when required to maintain a clean and fresh appearance.

          11.2 Landlord's Obligations. Landlord agrees to maintain the structural elements and the roof of the Leased Property in good working order and repair, reasonable wear and tear, damage by fire and other casualty only excepted. Further, if such maintenance is required because of the act or negligence of Tenant or those for whose conduct Tenant is legally responsible and such maintenance is not covered by insurance, then Tenant shall be responsible for such maintenance, and if such maintenance is covered by insurance, then Tenant shall be fully liable and responsible to Landlord for the deductible amount of any such insurance.

          11.3 Removal of Snow and Ice. Removal of snow and ice from the sidewalks, driveways and parking areas of the Leased Property shall be the responsibility of Tenant.

          11.4 Tenant's Failure to Make Repairs. If repairs are required to be made by Tenant pursuant to the terms hereof, Landlord may demand that Tenant make the same forthwith, and if Tenant refuses or neglects to commence such repairs and complete the same with reasonable dispatch, after such demand, Landlord may (but shall not be required to do so) make or cause such repairs to be made (the provisions of Section 19.4 being applicable to the costs thereof).

12. ALTERATIONS.

         12.1 Alterations or Additions bv Tenant. Tenant shall not make structural alterations or additions to the Leased Property, but may make non-structural alterations provided that, in cases involving an expenditure in excess of Fifty Thousand Dollars ($50,000.00), Landlord gives its prior written consent thereto, which consent shall not be unreasonably withheld or delayed. All such allowed alterations shall be at Tenant's sole cost and expense. Tenant shall not permit any mechanics' liens, or similar liens, to remain upon the Leased Property for labor and material furnished to Tenant or claimed to have been furnished to Tenant in connection with work of any character performed or claimed to have been performed at the direction of Tenant and shall cause any such lien to be released of record forthwith without cost to Landlord. Any alterations or improvements made by Tenant shall become the property of the Landlord at the expiration or earlier termination of the Term. All alterations or additions made by Tenant shall be performed in a good and workmanlike manner and in compliance with all the applicable laws, ordinances, orders, rules, regulations and requirements applicable thereto and shall he performed only by contractors or mechanics approved by Landlord. All such contractors and mechanics shall carry adequate liability insurance (which shall name Landlord and Tenant as an additional insured) and workmen's compensation insurance and Landlord shall be presented with certificates of same prior to the commencement of any work.

          12.2 Alterations or Additions by Landlord. Landlord hereby reserves the right at any time to enter upon the Property or the Leased Property and make alterations or additions thereto, or to any or all of the common facilities, improvements or personalty comprising a part thereof, provided such alterations or additions do not unreasonably interfere with Tenant's use of the Leased Property.

13. ASSIGNMENT; SUBLEASING.

         Tenant shall not assign this Lease or sublet the whole or any part of the Leased Property without Landlord's prior written consent, which consent shall not be unreasonably withheld or delayed; it being agreed, however, that Landlord will give its consent to any sublease or assignment of all or any portion of the Leased Property to an affiliate (i.e., an entity in common ownership with Tenant or wholly owned by Tenant or wholly owning Tenant) of Tenant for the Permitted Use. Notwithstanding such consent, Tenant shall remain liable to Landlord for the payment of all Base Rent, Additional Rent, Additional Charges, any other charges due hereunder, and for the full performance of the covenants and conditions of this Lease. Landlord's consent to any such transfer, assignment or sublease will not be deemed a consent to any subsequent transfer, assignment or sublease. In the event of a default under the terms of this Lease, if the Leased Property or any part thereof are then assigned or sublet, Landlord, in addition to any other remedies herein provided or provided by law, may at its option collect directly from assignee or subtenant all rents becoming due to Tenant under such assignment or sublease and apply such rent against any sums due it by Tenant hereunder, and no such collection shall be construed to constitute a novation or a release of Tenant from the further performance of its obligations hereunder.

14. SUBORDINATION TO MORTGAGES; ESTOPPEL CERTIFICATES.

          14.1 Subordination. This Lease shall be subject and subordinate to any and all mortgages, deeds of trust and other instruments in the nature of a mortgage, easements or rights-of-way (provided no such easement or right of way shall unreasonably interfere with Tenant's use of the Leased Property) now or at a time hereafter, constituting a lien or encumbrance on the Property and Tenant shall, when requested, promptly execute and deliver such written instruments as shall be necessary to show the subordination of this Lease to such mortgages, deeds of trust or other such instruments. Failure to execute any such instruments within twenty
(20) days after request shall constitute a default hereunder. It is the understanding of the parties hereto that Landlord shall obtain and deliver a non-disturbance agreement from the current mortgagee of the Premises as of the date of this Lease and shall use its best efforts to secure a non-disturbance agreement with any and all subsequent lenders requiring such subordination from Tenant or grantees under such other instruments, but the effectiveness of the other provisions of this Section 14.1 shall not be conditioned in any manner upon the actual receipt of a non-disturbance agreement from such subsequent lenders.

          14.2 Estoppel Certificates. Tenant shall, within ten (10) days after request from Landlord, deliver to any proposed mortgagee or purchaser of all or any part of the Property, in recordable form, a certificate certifying and covenanting any and all information requested, including, but not limited to, the following: (a) the date of this Lease, the date when the Term of this Lease commenced, the date of the expiration of the Term, and the date when Base Rent and Additional Rent commenced to accrue hereunder; (b) that this Lease is unmodified, not amended, and in full force and effect; or, if there have been any amendments or modifications, that the Lease is in full force and effect as so amended or modified and stating the amendments or modifications and the dates thereof; (c) whether or not there are then existing any setoffs or defenses against the enforcement of any of the terms and/or conditions of this Lease and any amendments or modifications hereof on the part of Tenant to be performed, and, if so, specifying the same; (d) the dates, if any, to which the Base Rent, the Additional Rent and other sums on Tenant's part to be paid hereunder have been paid and/or paid in advance; and (e) that Tenant has accepted the Leased Property in the condition then existing and in accordance with the Lease, or Tenant will specify any particular items which Tenant has not accepted. If Landlord shall submit to Tenant a proposed instrument containing any of the foregoing information, then, if Tenant shall fail to respond to Landlord's request for confirmation of the information set forth therein within twenty (20) days after Landlord's request, any information contained in such proposed instrument shall be deemed to be true, and Tenant shall be deemed to have waived any rights accruing by reason of any inaccuracy in such proposed instrument. Further, Tenant's failure or refusal to execute and deliver such certificate within such twenty (20) day period shall constitute a default under this Lease.

15. LANDLORD'S ACCESS.

         Landlord or agents of Landlord may, upon twenty-four (24) hours prior notice to Tenant (or at any time without notice in the case of emergency), enter the Leased Property to (a) inspect the same, (b) make alterations as provided in
Section 12.2 above or repairs, (c) show the Leased Property to prospective lenders at any time and to prospective tenants within one year prior to the then-scheduled expiration of the Term, and (d) at any time within six (6) months before the expiration of the Term, affix to any suitable part of the Leased Property a notice that the Leased Property are available for lease and keep the same so affixed without hindrance or molestation.

16. INDEMNIFICATION AND LIABILITY.

         16.1 Damage to Property. Tenant shall save Landlord harmless from all loss and damage to property occurring within the Leased Property occasioned by the use or escape of water or by the bursting of pipes, as well as from any claim or damage resulting from neglect in not removing snow and ice from the roof of the Building, or by any nuisance made or suffered on the Leased Property. Tenant also agrees to save Landlord harmless from any claim or damage resulting from neglect in not removing snow and ice from the sidewalks bordering upon the Leased Property, unless such loss is caused by the intentional misconduct or negligence of Landlord. Landlord shall not be liable for any loss or damage arising from any latent defect in the Leased premises or in the Building except as may be otherwise expressly and specifically provided herein. All personal property or improvements of Tenant at or about the Leased Property shall be installed, used, or enjoyed at the sole risk of Tenant, and Tenant shall defend, indemnify and hold Landlord harmless from and against any and all claims and/or causes of action pertaining to or arising out of damage to the same, including but not limited to subrogation claims by Tenant's insurance carrier, but excepting such claims and/or causes of action resulting from the actual negligence and/or willful and wanton conduct of Landlord.

         16.2 Indemnity Against Liability. Tenant shall also indemnify and hold Landlord harmless, to the fullest extent permitted by law, from and against any and all claims, actions, loss, damage, liability and expense (including, without limitation, attorney's fees and related legal costs incurred by Landlord) in connection with loss of life, personal injury and/or damage to property arising out of or resulting from any occurrence in, upon or at the Leased Property or the occupancy or use of the Leased Property or any part thereof, or anywhere on or about the Property if caused wholly or in part by any act, neglect or failure to perform the obligations imposed by this Lease or any breach thereof, or omission of Tenant, its officers, agents, employees, subtenants, licensees, concessionaires, or others occupying space in the Leased Property. However, Tenant shall have no obligation to indemnify Landlord for that portion of liability which is imposed upon Landlord as a result of any comparative negligence by Landlord (or its agents, employees or contractors) which forms part of the basis for any such claim, action, loss, damage, liability or expense; but only the portion of the claim, action, loss, damage, liability or expense actually attributable to Landlord's comparative negligence shall be exempted from Tenant's indemnification obligations hereunder.

17. INSURANCE.

         17.1 Insurance to be Maintained by Tenant. At its own cost and expense, Tenant shall obtain and maintain throughout the Term of this Lease the following insurance coverage: (a) comprehensive general public liability insurance covering claims for injury to persons or property occurring in or about the Leased Property, or arising out of ownership, maintenance, use, or occupancy thereof by the Tenant, in the amount of Three Million Dollars ($3,000,000.00), with property damage insurance with limits of Five Hundred Thousand Dollars ($500,000.00); (b) all risk hazard insurance including and not limited to fire, extended coverage, vandalism and malicious mischief insurance, business interruption insurance, covering any and all of the Leased

Property, Personal Property and Tangible Personal Property in, at, or about the Leased Property, in the full amount of the replacement cost of any and all of the same, and also including fire legal liability coverage as to the Leased Improvements; (c) Worker's Compensation and all other insurance coverages for employees, agents, servants, and others at or about the Leased Property in compliance with and as required by any and all applicable governmental regulations and statutes; (d) if and when the Premises include plate glass, plate glass insurance for the benefit of Landlord in the amount of replacement cost thereof; and (e) medical malpractice insurance in the amount of Three Million Dollars ($3,000,000.00) per occurrence. Landlord may from time to time require Tenant to maintain other insurance coverage or may increase the amount of the foregoing insurance to be maintained by Tenant so as to provide insurance coverage in forms and amounts consistent with the extent of coverage maintained by similar tenants in similar buildings located in the vicinity of the Leased Property.

         17.2 Other Insurance Requirements; Waiver of Subrogation. All such insurance procured by Tenant as provided herein shall be in responsible companies qualified to do business in Maryland and in good standing therein, insuring Landlord and Landlord's mortgagee (if any) as well as Tenant against injury to persons or damage to property as herein provided. Tenant shall deposit with Landlord certificates for such insurance at or prior to the Commencement Date, and thereafter within thirty (30) days prior to the expiration of any such policies. All such insurance certificates shall provide that such policies shall not be cancelled or modified without at least ten (10) days prior written notice to each insured named therein. Insofar as, and to the extent that, the following provision may be effective without invalidating or making it impossible to secure insurance coverage obtainable from responsible insurance companies doing business in the locality in which the Property is located (even though an extra premium may result therefrom), Landlord and Tenant mutually agree that, with respect to any hazard, the loss from which is covered by insurance then being carried by them, respectively, the party carrying such insurance and suffering such loss releases the other of and from any and all claims with respect to such loss to the extent of the insurance proceeds paid with respect thereto; and they further mutually agree that their respective insurance companies shall have no right of subrogation against the other on account thereof.

18. FIRE: CASUALTY; EMINENT DOMAIN.

          18.1 Damage by Casualty. Should a substantial portion of the Leased Property, or of the Property, be substantially damaged by fire or other casualty, Landlord may elect to terminate this Lease. When such fire or casualty renders the Leased Property substantially unsuitable for its intended use, a just and proportionate abatement of rent shall be made. Further, within thirty
(30) days after such fire or other casualty, Landlord shall give written notice to Tenant with respect to whether or not Landlord will restore the Leased Property. Tenant may elect to terminate this Lease if either (a) Landlord notifies Tenant that Landlord has elected not to restore the Leased Property, or
(b) Landlord elects to restore but fails to restore the Leased Property to a condition substantially suitable for its intended use within one hundred eighty
(180) days after such fire or casualty. However, Tenant's failure to give such notice of termination within five (5) days after the date on which the right to terminate ripens under either (a) or (b) above shall constitute a waiver of such right by Tenant. Landlord will seek to have the first mortgagee of the Leased Property, if any, provide for application of hazard insurance loss proceeds to the repair or reconstruction of the Leased Property upon any hazard loss. Subject to the mortgagee (if any) of the Leased Property making the hazard loss insurance proceeds available for such restoration and to Landlord's receipt of such proceeds for that purpose, if Landlord elects to repair, reconstruct, or cause to be repaired or reconstructed, such damage or destruction, Landlord shall not be required to expend, in connection with such repair or reconstruction, any amount exceeding the amount of casualty insurance proceeds actually received by Landlord. Notwithstanding the foregoing, in the event such mortgagee shall not make the insurance loss proceeds available for repair or restoration, Landlord shall not be required to repair or reconstruct the Leased Property and shall notify Tenant within thirty (30) days next following such hazard loss, of its election in this respect and thereupon, Tenant shall have the termination rights described above in this Section.

         18.2 "Complete" Taking of Leased Property. If, prior to the Commencement Date or otherwise, the Leased Property shall be taken in its entirety under any condemnation or eminent domain proceedings (each such occurrence being hereinafter referred to as a "Taking") by any governmental authority (the "Taking Authority") during the Term hereof, or in the event twenty-five (25%) percent or more of the Leased Property is taken in any such proceedings and the remaining portion shall not be suitable or adequate (in the reasonable opinion of Tenant exercised in good faith) for the uses described in this Lease, and Tenant notifies Landlord of such determination within thirty
(30) days next following the taking of physical possession of such portion of the Leased Property by the Taking Authority or the date upon which Tenant receives written notice that title has vested in the Taking Authority, whichever is first to occur, then in any such event this Lease and the Term hereof shall terminate as of the date physical possession of the Property (or a portion thereof) is taken by the Taking Authority, and Tenant shall be liable for the payment of Base Rent, Additional Rent, Additional Charges and all other charges due from Tenant hereunder, and performance of the other terms and conditions of this Lease on Tenant's part to be performed only up to date of such termination, and any Base Rent paid in advance for periods following such date shall be apportioned and promptly refunded to Tenant.

         18.3 "Partial" Taking of Leased Property. If less than the entire Lease Premises, or less than twenty-five (25%) percent of the Leased Property, shall be acquired or taken by condemnation or eminent domain as aforesaid, and the mortgagee of the Leased Property shall not make the proceeds of any awards or damages payable as to the Taking available for restoration and repair of the balance of the Building, or Landlord shall determine in its reasonable discretion that the restoration and repair of the balance of the Building shall be impracticable; or in the event the Taking occurs within the last eighteen
(18) months of the initial Term (or of a renewal term, if any), Landlord shall be entitled to terminate this Lease without liability by reason of such Taking. If Landlord does not so terminate this Lease, this Lease shall not cease and terminate and Landlord shall rebuild and restore the Leased Property as nearly as possible to the condition existing next preceding such Taking, with due allowance for the portion so taken; further, Tenant shall promptly restore or repair any improvements made by it in the Leased Property to the extent proceeds from such awards are made available to Tenant for such purpose and this Lease shall be and remain in full force and effect and be unaffected by, the Taking, except that from the date possession of the taken portion of the Leased Property is acquired by the Taking Authority, the Base Rent payable under this Lease shall be diminished by a percentage equal to the percentage of the Leased Property so taken. The restoration or repair work to be done by Tenant shall be done subject to any and all terms and conditions elsewhere set forth in this Lease governing alterations or work on Tenant's part to be performed.

         18.4 Miscellaneous Provisions Regarding Casualty or Taking.

                  18.4.1 In the event this Lease is terminated or terminates by reason of a Taking or a Casualty, the provisions of the Lease applicable upon expiration of the Lease shall govern the parties.

                  18.4.2 Landlord will seek to have any mortgagee of the Leased Property provide for application of the proceeds of any Taking awards to restoration, repair, and reconstruction of the portion of such property remaining after the Taking. Notwithstanding the amount of land, building, or improvements taken by condemnation or eminent domain or the termination or continuance of this Lease with respect thereto, Tenant shall not participate or share in any recovery, award, or damages payable or paid as to such Taking, nor have or assert any right, claim, or cause of action against Landlord, the fee owner, or mortgagee of the Leased Property or, except as expressly provided in
Section 18.4.3 below, the Taking Authority whether for the loss of, or diminution in value of, the unexpired Term of this Lease, or as to the Taking of any such land, building, and/or improvements or otherwise; and Tenant for itself and its successors and assigns hereby waives, surrenders, and releases to Landlord any and all claims or rights to claim or receive all or any portion of any and all recovery, awards, and/or damages as to such Taking.

                  18.4.3 If permitted by statute, Tenant may assert a separate and independent claim for and recover from the Taking Authority, but not from Landlord, any compensation as may be separately awarded or recoverable by Tenant in its own name and right for any damage to Tenant's portable fixtures and equipment, or on account of any expenses which it shall incur in removing its merchandise, furnishings, and equipment from the Leased Property, but in no event shall any such claims or recoveries be claims or asserted in the event the same would, may, or shall diminish, offset, or bar any damages, recovery, or award to Landlord or the fee owner of the Leased Property.

19. DEFAULT; REMEDIES; BANKRUPTCY.

         19.1 Events of Default. Each of the following shall be an event of default ("Event of Default") under this Lease:

                  19.1.1 Tenant shall default in the payment of any installment of rent or other sum herein specified and such default shall continue for five
(5) days after written notice thereof; provided, however, that Landlord shall not be required to give more than two (2) notices during any consecutive twelve
(12) month period with regard to defaults in the payment of installments of Base Rent, Additional Rent or any other sums due under this Lease, and in the event that Landlord has already given two (2) such notices during any consecutive twelve (12) month period, any subsequent failure of Tenant during such twelve (12) month period to make any payment due hereunder shall immediately constitute a default even though no notice has been given;

                  19.1.2 Tenant shall fail to maintain insurance as required by this Lease;

                  19.1.3 Tenant shall default in the observance or performance of any other of Tenant's covenants, agreements, or obligations hereunder and such default shall not be cured within thirty (30) days after written notice thereof, or if such default is of a nature that it cannot be reasonably cured within such thirty (30) day period, Tenant shall not have commenced to cure such default within said thirty (30) day period and diligently proceed to completion of said cure, provided such extended period without a completed cure will not have a material adverse effect on the value of the Leased Property or expose Landlord to any liability; provided however, that Landlord shall not be required to give more than two (2) notices during any consecutive twenty-four (24) month period with regard to Tenant's failure to perform its obligations under a particular Section of this Lease (a "Previously Defaulted Provision") and in the event that Landlord has already given two (2) such notices during any consecutive twenty-four (24) month period, any subsequent failure of Tenant during such twenty-four (24) month period to fully and punctually observe such Previously Defaulted Provision shall immediately constitute a default even though no notice has been given; or

                  19.1.4 Tenant or any other party shall file a petition or application under any state or federal bankruptcy, insolvency or debtor's relief law relating to Tenant or Tenant shall consent to an assignment or composition for the benefit of Tenant's creditors or consent to the appointment of a receiver for any of Tenant's property; provided, however, that if such petition, application or receivership proceedings are instituted against Tenant by a third party, there shall be no default hereunder unless the same shall remain undischarged for a period of greater than sixty (60) days from the filing of such petition or application or the commencement of the receivership proceedings, as the case may be.

         19.2 Landlord's Remedies. Upon the occurrence of an event of default, Landlord shall have the following rights and remedies:

                  19.2.1 Landlord shall have the right at its election, at any time thereafter, to give Tenant written notice of Landlord's election to terminate this Lease on a date specified in such notice. Upon the giving of such notice, this Lease and the estate hereby granted shall expire and terminate on such date as fully and completely and with the same effect as if such date were the date hereinbefore fixed for the expiration of the Term, and all rights of Tenant hereunder shall expire and terminate, but Tenant shall remain liable as hereinafter provided.

                  19.2.2 Landlord shall have the immediate right, whether or not this Lease shall have been terminated pursuant to Section 19.2.1, to re-enter and repossess the Leased Property or any part thereof in the name of the whole and repossess the same as of its former estate by force, summary proceedings, ejectment or otherwise and the right to remove all persons and property therefrom. Landlord shall be under no liability for or by reason of any such entry, repossession or removal. No such re-entry or taking of possession of the Leased Property by Landlord shall be deemed to waive or prejudice any remedies provided to Landlord hereunder, nor be construed as an election on Landlord's part to terminate this Lease unless a written notice of such election be given to Tenant pursuant to Section 20.2 or unless the termination of this Lease be decreed by a court of competent jurisdiction.

                  19.2.3 At any time or from time to time after the repossession of the Leased Property or any part thereof pursuant to Section 19.2.2, whether or not this Lease shall have been terminated pursuant to Section 19.2.1, Landlord may relet the Leased Property or any part thereof for the account of Tenant, in the name of Tenant or Landlord or otherwise, without notice to Tenant, for such term or terms (which may be greater or less than the period which would otherwise have constituted the balance of the Term) and on such conditions (which may include free rent and any other concessions) and for such uses as Landlord, in its absolute discretion, may determine; and Landlord may collect and receive any rents payable by reason of such reletting. Landlord shall not be responsible or liable for any failure to relet or to collect any rent due upon such reletting.

                  19.2.4 In the event of any termination of this Lease or repossession of the Leased Property or any part thereof by reason of the occurrence of an Event of Default, Tenant will pay to Landlord the Base Rent, and any Additional Rent, Additional Charges and other sums required to be paid by Tenant for the period to and including the date of such termination or repossession.

                  19.2.5 At any time after any such termination of this Lease or repossession of the Leased Property or any part thereof by reason of the occurrence of an Event of Default, Landlord shall be entitled to recover from Tenant, and Tenant will pay to Landlord on demand, as and for liquidated and agreed final damages for Tenant's default and in lieu of all current damages beyond the date of such demand (it being agreed that it would be impracticable or extremely difficult to fix the actual damages), an amount equal to the excess, if any, of the present value of the excess of (a) the Base Rent, any Additional Rent and other sums which would be payable under this Lease from the date of such demand (or, if it be earlier, the date to which Tenant shall have satisfied in full its obligations under Section 19.2.4 to pay current damages) for what would be the then unexpired Term in the absence of such termination or repossession plus Landlord's estimate of the aggregate expenses of reletting the Leased Property, over (b) the then net fair rental value of the Leased Property for the same period (after deducting from such fair rental value the time needed to relet the Leased Property in the amount and concessions which would normally be given to a new tenant). Fair rental value shall be established by reference to the terms and conditions upon which Landlord relets the Leased Property if such reletting is accomplished within a reasonable period of time after such termination or repossession and otherwise established on the basis of Landlord's estimates and assumptions of fact regarding market and other relevant circumstances, which shall govern unless shown to be clearly erroneous.

          19.3 Landlord's Cure Rights. If Tenant shall default in the observance or performance of any conditions or covenants on Tenant's part to be observed or performed under or by virtue of any of the provisions of this Lease, Landlord, without being under any obligation to do so and without thereby waiving such default, may remedy such default for the account and at the expense of Tenant.

          19.4 Tenant's Obligation to Reimburse Landlord. If Landlord makes any expenditures (pursuant to Section 19.3 above or otherwise) or incurs any obligations for the payment of money in connection with any failure of Tenant to perform fully all of its obligations under this Lease, such sums paid or obligations incurred (including but not limited to, reasonable attorney's fees and court costs in instituting, prosecuting or defending any action or proceeding), with interest at the rate of one and one half percent (1-1/2%) per month and costs, shall upon demand be paid to Landlord by Tenant as Additional Rent.

          19.5 No Waiver. Landlord's failure to take action against Tenant with respect to any default in Tenant's performance of its obligations hereunder shall not, under any circumstances, constitute a waiver of any of Landlord's rights under this Lease and, further, no waiver of any of the provisions of this Lease shall be effective unless given in writing nor shall any waiver be construed as a waiver of any of the other provisions hereof or as a waiver of the same provisions for any subsequent time.

          19.6 Acceptance of Late Payments. No payment by Tenant, or acceptance by Landlord, of a lesser amount than then due from Tenant to Landlord shall be treated otherwise than as a payment on account regardless of any letter accompanying such check or legend entered upon such check. Further, no acceptance of any payment by Landlord from Tenant shall in any way constitute a waiver of any default then existing or which would exist with the proper giving of notice.

          19.7 Interest on Late Payments. If Tenant shall fail to pay, when the same is due and payable, any Base Rent, Additional Rent, Additional Charges or any other charges or payments required hereunder (excluding the payments described in Section 19.4 above), such unpaid amounts shall bear interest from ten (10) days after the due date thereof to the date of payment at the annual rate of interest of twelve percent (12%) per annum, but in no event higher than the maximum rate permitted by law; and, in addition, Tenant shall pay Landlord a late charge for any Base Rent, Additional Rent, Additional Charges or any other charges or payments due hereunder which is paid more than ten (10) days after its due date equal to five percent (5%) of such payment.

          19.8 Remedies Cumulative. Any and all remedies set forth in this Lease
(a) shall be in addition to any and all other remedies Landlord may have at law or in equity, (b) shall be cumulative, and (c) may be pursued successively or concurrently as Landlord may elect. The exercise of any remedy by Landlord shall not be deemed an election of remedies or preclude Landlord from exercising any other remedies in the future.

          19.9 Landlord's Rights in Tenant's Bankruptcy. If this Lease is assigned to any person or entity pursuant to the provisions of the Bankruptcy Code, 11 U.S.C. 101 et seq. as now existing or hereafter amended (the "Bankruptcy Code"), any and all monies or other considerations payable or otherwise to be delivered in connection with such assignment shall be paid and delivered to Landlord, shall be and remain the exclusive property of Landlord and shall not constitute property of Tenant or of the estate of Tenant within the meaning of the Bankruptcy Code. Any and all monies or other considerations constituting Landlord's property under the preceding sentence not paid or delivered to Landlord shall be held in trust for the benefit of Landlord and be promptly paid to or turned over to the Landlord. Notwithstanding anything in this Lease to the contrary, all amounts payable by Tenant to or on behalf of Landlord under this Lease, whether or not expressly denominated as rent, including, without limitation, the Base Rent and Additional Rent specified herein, shall constitute rent for the purpose of Section 502(b)(7) of the Bankruptcy Code.

          If Tenant assumes this Lease and proposes to assign the same pursuant to the provisions of the Bankruptcy Code to any person or entity who shall have made a bona fide offer to accept an assignment of this Lease on terms acceptable to Tenant, then notice of such proposed assignment, setting forth (a) the name and address of such person; (b) all of the terms and conditions of such offer, and (c) the adequate assurance to be provided Landlord to assure such person's future performance under the Lease, including without limitation, the assurance referred to in Section 365(b)(3) of the Bankruptcy Code, shall be given to Landlord by the Tenant no later than twenty (20) days after receipt by the Tenant, but in any event no later than ten (10) days prior to the date that the Tenant shall make application to a court of competent jurisdiction for authority and application to enter into such assignment and assumption, and Landlord shall thereupon have the prior right and option, to be exercised by notice to the Tenant given at any time prior to the effective date of such proposed assignment, to accept an assignment of this Lease upon the same terms and conditions and for the same consideration, if any, as the bona fide offer made by such person, less any brokerage commissions which may be payable out of the consideration to be paid by such person for the assignment of this Lease. Any person or entity to which this Lease is assigned pursuant to the provisions of the Bankruptcy Code shall be deemed without further act or deed to have assumed on and after the date of such assignment all of the obligations arising under this Lease. Any such assignee shall upon demand execute and deliver to Landlord an instrument confirming such assumption.

20. NOTICES.

         Any and all notices, demands, consents or approvals required hereunder shall be given in writing in accordance with this Section 20. Any notice from Landlord to Tenant shall be deemed duly served, if left at the Leased Property addressed to Tenant or mailed to Tenant's Mailing Address (as defined in Section 1 above) by overnight courier, or by registered or certified mail, return receipt requested, postage prepaid. Any notice from Tenant to Landlord shall be deemed duly served, if mailed to Landlord by overnight courier, or by registered or certified mail, return receipt requested, postage prepaid, addressed to Landlord at Landlord's Mailing Address (as defined in Section 1 above) or at such other address as Landlord may from time to time advise in writing. All Rent shall be paid and sent to Landlord at Landlord's Mailing Address.

21. SURRENDER; HOLDING OVER

         21.1 Surrender of Leased Property. Tenant shall, at the expiration or other termination of the Term, (a) remove all of Tenant's goods and effects from the Leased Property (including, without hereby limiting the generality of the foregoing, all signs and lettering affixed or painted by Tenant either inside or outside the Leased Property), and (b) deliver to Landlord the Leased Property, in broom clean condition, and otherwise in the same condition as existed as of the Commencement Date (normal wear and tear and damage by fire or other casualty excepted), all keys, locks thereto, other fixtures connected therewith and all alterations and additions made to or upon the Leased Property. Upon Tenant's failure to comply with the preceding sentence, Landlord is hereby authorized, without liability to Tenant for loss or damage thereto, and at the sole risk of Tenant, to remove and store any of such property at Tenant's expense, or to retain same under Landlord's control or to sell, at public or private sale, without notice, any or all of such property not so removed and to apply the net proceeds of such sale to the payment of any sum due hereunder, or to destroy such property.

         21.2 Holding Over. If Tenant remains in Possession of the Leased Property or any part thereof after the expiration or earlier termination of the Term of this Lease, Tenant shall be deemed to be in use and Occupancy of the Leased Property as a month-to-month tenant at a rate of monthly rent one and one-half (1-1/2) times the rate of the total monthly installment of Base Rent then in effect upon the date of expiration or termination of this Lease and subject to the same terms and conditions (including, without limitation, provisions concerning the payment of all other charges hereunder) as those set forth in this Lease other than as to the length of Term. However, nothing in this Lease provision shall be deemed to extend the Term beyond that set forth in
Section 2 hereof, nor grant any right to Tenant or any other person to use, occupy, or remain in Possession of all or any part of the Leased Property beyond the expiration or earlier termination of the Term of this Lease.

22. LANDLORD'S LIABILITY.

         22.1 No Consequential Damages. In no event shall either Landlord or Tenant ever be liable to the other for any loss of business or any other indirect or consequential damages suffered by such other party as a result of the defaulting party's breach of its obligations under this Lease.

         22.2 Liability after Conveyance of Property. The term "Landlord," as used herein, shall mean and refer to the owner of the fee estate in the Leased Property whosoever such owner may be from time to time or to the person or entity named as Landlord above or its successors or assigns, as the case may be; and upon any conveyance or transfer of the interest of such person or entity as Landlord, such person or entity shall be thereupon released and discharged from any and all liability under this Lease or otherwise to Tenant and any and all others whomsoever except for breaches of this Lease occurring prior to such transfer.

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


23. MISCELLANEOUS.

         23.1 Governing Law. This Lease shall be governed by the law of the State of Maryland and shall be deemed to have been made, executed, delivered and accepted by the respective parties in that state.

         23.2 Partial Invalidity. If any term or provision of this Lease, or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term and provision of this Lease shall be valid and be enforced to the fullest extent permitted by law. It is the intention of the parties hereto that if any provision of this Lease is capable of two constructions, one of which would render the provision valid, then the provision shall have the meaning which renders it valid.

         23.3 Captions. The captions of this Lease are for convenience and reference only and shall not be deemed or construed to bind, modify, increase, or decrease the terms and conditions of this Lease, or any interpretation or construction thereof.

         23.4 Successors and Assigns. The terms and conditions in this Lease shall apply to and be binding upon the parties herein and their respective successors and assigns, except as expressly otherwise provided.

         23.5 Recording of Lease. Tenant shall not record this Lease. However, at the request of either party, Landlord and Tenant shall execute, acknowledge, deliver, exchange, and record at the requestor's expense a Notice of Lease or other short-form instrument permitted under applicable state law and prepared by Tenant.

         23.6 Entire Agreement. This Lease and any and all exhibits and riders attached hereto and made a part of this Lease constitute the entire agreement of the parties concerning this Lease, and any and all other or prior agreements, representations, or warranties are hereby terminated, cancelled, and agreed to be void and of no force or effect.

         23.7 Amendments. No change, amendment, deletion, or addition to this Lease shall be effective unless in writing and signed by the parties.

         23.8 Quiet Enjoyment. So long as Tenant is not in default of any of its obligations under this Lease, beyond any applicable grace period, Tenant shall peaceably and quietly have, hold and enjoy the Leased Property free of any claims by, through or under Landlord.

         23.9 No Partnership. Nothing in this Lease shall create or be construed to create a partnership between Tenant and Landlord, or make them joint venturers, or bind or make Landlord in any way liable or responsible for any acts, omissions, negligence, debts or obligations of Tenant.

          23.10 Time of Essence. Time is of the essence in this Lease.

          IN WITNESS WHEREOF, the parties hereto have caused this Lease to be executed and delivered as a sealed instrument by their respective duly authorized officers as of the day and year first written above.

 LANDLORD:                               TENANT:

 THE ANNAPOLITAN CARE                    CAREMATRIX OF
   CENTER, INC.                            ANNAPOLIS, INC.

 By: /s/ Robert Test                     By: /s/ Robert M. Kaufman
 Name: Robert Test                       Name: Robert M. Kaufman
 Title: President                        Title: President

Approved as to Form and Content:

Secretary of Housing and Urban Development

By: /s/ Mary Ann Henderson
        Name:
        Authorized Agent

 Date:        2-14-97

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